UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Offering of the Notes

On October 1, 2021, Hyatt Hotels Corporation (the “Company”) issued and sold the following notes (the “Notes”):

•	$700,000,000 of its 1.300% Senior Notes due 2023 (the “2023 Fixed Rate Notes”);

•	$750,000,000 of its 1.800% Senior Notes due 2024 (the “2024 Fixed Rate Notes” and, together with the 2023 Fixed Rate Notes, the “Fixed Rate Notes”); and

•	$300,000,000 of its Floating Rate Senior Notes due 2023 (the “Floating Rate Notes”).

The Notes were sold in a public offering (the “Offering”) pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-249931) (the “Registration Statement”). The Company received net proceeds from the Offering of approximately $1.74 billion, after deducting underwriters’ discounts and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds from the Offering to fund a portion of the purchase price for its pending acquisition of Apple Leisure Group, refinance all of its $750.0 million principal amount of floating rate notes due 2022 (the “2022 Floating Rate Notes”) and for general corporate purposes, which may include payment of any fees and expenses relating to the Apple Leisure Group acquisition or any other general corporate purpose the Company may deem necessary or advisable, and to pay fees and expenses related to the Offering.

Indenture

The Notes were issued pursuant to an indenture, dated August 14, 2009 (the “Original Indenture”), as supplemented by a second supplemental indenture, dated August 4, 2011 (the “Second Supplemental Indenture”), and a fourth supplemental indenture, dated May 10, 2013 (the “Fourth Supplemental Indenture” and, together with the Original Indenture and the Second Supplemental Indenture, the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by:

•	a tenth supplemental indenture, dated October 1, 2021 (the “Tenth Supplemental Indenture”), between the Company and the Trustee, setting forth the terms of the Fixed Rate Notes; and

•

an eleventh supplemental indenture, dated October 1, 2021 (the “Eleventh Supplemental Indenture” and, together with the Base Indenture and the Tenth Supplemental Indenture, the “Indenture”), between the Company and the Trustee, setting forth the terms of the Floating Rate Notes.

The Original Indenture was included as Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (No. 333-161068), filed on September 9, 2009, and is incorporated herein by reference. The Second Supplemental Indenture was included as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (No. 333-176038), filed on August 4, 2011, and is incorporated herein by reference. The Fourth Supplemental Indenture was included as Exhibit 4.1 to the Company’s Current Report on Form 8-K (No. 001-34521) filed on May 10, 2013, and is incorporated herein by reference.

The Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the forms of the Notes are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference. The Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the forms of the Notes are also filed with reference to, and are hereby incorporated by reference in, the Registration Statement.

Terms of the Notes

Interest and Maturity.

•

The Fixed Rate Notes. The 2023 Fixed Rate Notes will bear interest at a rate of 1.300% per annum and the 2024 Fixed Rate Notes will bear interest at a rate of 1.800% per annum, which will be payable, in each case, semi-annually on April 1 and October 1 of each year, beginning on April 1, 2022. The interest rate payable on the Fixed Rate Notes will be subject to adjustment based on certain rating events as set forth in the Indenture. The 2023 Fixed Rate Notes will mature on October 1, 2023 and the 2024 Fixed Rate Notes will mature on October 1, 2024.

•

The Floating Rate Notes. The Floating Rate Notes will bear interest at a floating rate equal to Compounded SOFR (as defined in the Eleventh Supplemental Indenture) plus 105 basis points, reset quarterly, which will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on January 1, 2022. The interest rate payable on the Floating Rate Notes will also be subject to adjustment based on certain rating events as set forth in the Indenture. The Floating Rate Notes will mature on October 1, 2023.

Redemption. At any time prior to October 1, 2022, the Company may redeem some or all of the Fixed Rate Notes at a price equal to 100% of the principal amount of the Fixed Rate Notes redeemed plus accrued and unpaid interest plus a “make-whole” amount calculated at the applicable Treasury Rate, plus 20 basis points. The Company may not redeem any of the Floating Rate Notes at any time prior to October 1, 2022. At any time on or after October 1, 2022, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any.

Change of Control. In the event of a Change of Control Triggering Event (as defined in the Indenture), the holders of the Notes may require the Company to purchase for cash all or a portion of the holders’ Notes at a purchase price equal to 101% of the principal amount of the Notes purchased plus accrued and unpaid interest, if any.

Covenants. The Indenture does not limit the ability of the Company or its subsidiaries to issue or incur other debt or issue preferred stock. Subject to certain important exceptions, the Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of the Company’s subsidiaries to create liens on principal property, enter into sale and leaseback transactions with respect to principal property and enter into mergers or consolidations or transfer all or substantially all of the Company’s assets.

Ranking. The Notes rank equal in right of payment with all of the Company’s other existing and future unsecured unsubordinated indebtedness, senior in right of payment to all of the Company’s future subordinated indebtedness and effectively subordinated in right of payment to all of the Company’s existing and future secured obligations to the extent of the value of the assets securing such obligations. The Notes are not obligations of, nor are they guaranteed by, any of the Company’s subsidiaries. As a result, the Notes are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of the Company’s subsidiaries.

The descriptions of the Indenture and the Notes herein are summaries and are qualified in their entirety by the terms of the Indenture and the Notes.

Item 8.01.	Other Events.

Underwriting Agreement

The Notes were sold pursuant to an Underwriting Agreement, dated as of September 27, 2021 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. The Underwriting Agreement sets forth the terms and conditions pursuant to which the Company agreed to sell the Notes to the underwriters and the underwriters agreed to purchase the Notes from the Company for resale to the public in the Offering.

The Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

Legal Opinion Letter

In connection with the Offering, a legal opinion letter of Latham & Watkins LLP regarding the validity of the Notes is attached as Exhibit 5.1 hereto. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

Redemption of 2022 Floating Rate Notes

On September 30, 2021, the Company issued a notice of redemption to holders of its 2022 Floating Rate Notes for the redemption of all $750,000,000.00 outstanding aggregate principal amount of the 2022 Floating Rate Notes. The redemption date for the 2022 Floating Rate Notes will be October 15, 2021. The redemption price for the 2022 Floating Rate Notes will be calculated in accordance with the indenture governing the 2022 Floating Rate Notes and will be equal to the sum of 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

After such redemption, no 2022 Floating Rate Notes will remain outstanding. The Company intends to fund the redemption with a portion of the proceeds from the Offering. The foregoing does not constitute a notice of redemption with respect to the 2022 Floating Rate Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of September 27, 2021, by and among the Company and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Tenth Supplemental Indenture, dated as of October 1, 2021, between the Company and Wells Fargo, National Association, as trustee.

4.2	Eleventh Supplemental Indenture, dated as of October 1, 2021, between the Company and Wells Fargo, National Association, as trustee.

4.3	Form of 1.300% Senior Note due 2023 (included in Exhibit 4.1).

4.4	Form of 1.800% Senior Note due 2024 (included in Exhibit 4.1).

4.5	Form of Floating Rate Senior Note due 2023 (included in Exhibit 4.2).

5.1	Opinion of Latham & Watkins LLP, dated October 1, 2021.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hyatt Hotels Corporation

Date: October 1, 2021	By:	/s/ Joan Bottarini
Name: Joan Bottarini
Title: Executive Vice President, Chief Financial Officer